EXHIBIT 10.32

AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into this 8th day of July, 2010, by and between Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”) and WB QT, LLC (“WB QT”).

WHEREAS, on April 30, 2010, Quantum issued to WB QT: (i) a Fourth Amended and Restated Convertible Promissory Note in the principal amount of $4,588,924, (ii) a Second Amended and Restated Convertible Promissory Note in the principal amount of $4,248,595, and (iii) a Second Amended and Restated Convertible Promissory Note in the principal amount of $1,919,818 (individually, a “Convertible Note” and collectively, the “Convertible Notes”);

WHEREAS, on November 24, 2009, Quantum issued to WB QT a promissory note in the principal amount of $3,000,000 to secure WB QT’s consent to Quantum’s acquisition of Schneider Power, Inc. (the “Consent Fee Note”);

WHEREAS, Quantum has requested that WB QT agree to certain amendments to the Convertible Notes and the Consent Fee Note; and

WHEREAS, WB QT has agreed to make such amendments to the Convertible Notes and Consent Fee Note, in accordance with the terms of this Agreement.

NOW, THEREFORE, Quantum and WB QT agree as follows:

1. Amendment to Convertible Notes. Quantum and WB QT agree that Section 2.1 of each Convertible Note is hereby amended and restated in its entirety as follows:

“2.1. Scheduled Payment. The Company shall pay the Accreted Principal Amount or, if less, the outstanding principal amount of this Note to the holder of this Note on July 31, 2011, together with all accrued and unpaid interest on the principal amount being repaid, notwithstanding anything to the contrary herein including but not limited to the provisions of Section 6.1(c) herein. At the election of the Purchaser in its sole discretion and upon written notice to the Company no later than June 30, 2011, such maturity date shall be extended until August 31, 2013 (either such date, the “Maturity Date”).”

2. Amendment to Consent Fee Note. Quantum and WB QT agree that the third paragraph of the Consent Fee Note is amended and restated in its entirety as follows:

“Lender may make demand for payment of all or part of the principal amount due under this Note at any time (and from time to time) after July 1, 2010 by providing the Company with written notice of the principal amount so demanded; provided, however, if the Company’s volume-weighted average share price for the VWAP Measurement Period (as defined below) is less than $0.50 at the time demand for payment is made, then Lender may not make demand for payment until the earlier of (a) such time that that the volume-weighted average share price for the VWAP Measurement Period is equal to or greater than $0.50 and (b) July 31, 2011. The Company may call all or part of the principal due under this note at any time (and from time to time) after January 16, 2012 by providing Lender with written notice of the principal amount being called. Any amount not paid as a result of a demand by Lender or call by Company shall be due and payable on January 16, 2015 (the “Maturity Date”).”

3. Consideration for Amendments to Convertible Notes and Consent Fee Note. In consideration of WB QT’s agreement to extend the Maturity Date of the Convertible Note to July 31, 2011 and to amend the terms of the Consent Fee Note, Quantum hereby agrees to deliver to WB QT, a total of one million six hundred sixty thousand (1,660,000) shares of its common stock, $0.001 par value (the “Consideration Shares”). The Consideration Shares shall be delivered by Quantum to WB QT, in certificated or book entry form, within seven (7) days following the date of this Agreement.

4. Securities Laws Matters.

A. WB QT understands that the Consideration Shares have not been, nor will they be, registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act and applicable state securities laws, and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by WB QT. WB QT further understands that the Consideration Shares may not be transferred or resold without (i) registration under the Securities Act and any applicable state securities laws, or (ii) an exemption from the requirements of the Securities Act and applicable state securities laws.

B. This Agreement is made with WB QT in reliance upon WB QT’s representation to Quantum, which by WB QT’s execution of this Agreement WB QT hereby confirms, that the Consideration Shares will be acquired for investment for WB QT’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that WB QT has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, WB QT further represents that it does not have any contract, undertaking, agreement or arrangement with any third-party to sell, transfer or grant participations to such third-party or to any third-person, with respect to the Consideration Shares.

C. WB QT represents and warrants that it is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D promulgated under the Act, as presently in effect. WB QT further represents and warrants that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Consideration Shares.

D. To the extent applicable, each certificate or other document evidencing the Consideration Shares shall be endorsed with the legends set forth below, and WB QT covenants that, except to the extent such restrictions are waived by Quantum, WB QT shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Quantum shall make a notation regarding the restrictions on transfer of the Consideration Shares in its books and the Consideration Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the Securities Act covering the securities to be transferred or an opinion of counsel reasonably satisfactory to the Company that such registration is not required; provided, however, that (i) Quantum will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances and (ii) Quantum will not require opinions of counsel for transfers to affiliated entities managed by the same manager or managing partner or management company, or managed by an entity controlling, controlled by or under common control with such manager, managing partner or management company so long as the transferor certifies in writing to Quantum that the transferor is not receiving any consideration in connection with the transfer and so long as the transferee will be subject to the terms of these restrictions to the same extent as if such transferee were an original Investor hereunder.

5. Counterparts. The Agreement may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party may execute any such agreement by executing a counterpart of such agreement.

6. GOVERNING LAW. THE AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF.

This Agreement is made and entered into the day and year first written above.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.		WB QT, LLC

By:	/s/ W. Brian Olson	By:	/s/ Jonathan D. Wood
Its:	Chief Financial Officer	Its:	Director